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                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                August 31, 1999

                Date of Report (date of earliest event reported)

                              CRITICAL PATH, INC.
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             (Exact name of Registrant as specified in its charter)

California                                               000-25331                            91-1788300
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(State or other jurisdiction of                  (Commission File Number)         (I.R.S. Employer Identification No.)
incorporation or organization)
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                                320 First Street
                        San Francisco, California 94105
                    (Address of principal executive offices)

      Registrant's telephone number, including area code:  (415) 808-8800

                                      N/A
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         (Former name or former address, if changed since last report)

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Item 2.   Acquisition or Disposition of Assets
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     On August 31, 1999, Critical Path, Inc. ("Critical Path") completed its acquisition of Amplitude Software Corp. ("Amplitude") pursuant to the terms of the Agreement and Plan of Reorganization dated June 22, 1999, among Critical
Path, Amplitude and Apollo Acquisition Corp., a wholly-owned subsidiary of
Critical Path ("Merger Sub").  Pursuant to the terms of the Reorganization
Agreement, Amplitude merged with and into Merger Sub and became a wholly-owned subsidiary of Critical Path.  In addition, each issued and outstanding share of
Amplitude common stock was converted into the right to receive shares of
Critical Path common stock at an exchange ratio of 0.135186988 and $1.69856780 in cash.  Each issued and outstanding share of Amplitude Series A Preferred
Stock was converted into the right to receive shares of Critical Path common stock at an exchange ratio of 0.13685308 and $1.69856780 in cash.  Each issued and outstanding share of Amplitude Series B Preferred Stock was converted into the right to receive shares of Critical Path common stock at an exchange ratio of 0.14907106 and $1.69856780 in cash.  Each issued and outstanding share of
Amplitude Series B-1 Preferred Stock was converted into the right to receive shares of Critical Path common stock at an exchange ratio of 0.15328904 and
$1.69856780 in cash.  Each issued and outstanding share of Amplitude Series C
Preferred Stock was converted into the right to receive shares of Critical Path common stock at an exchange ratio of 0.16156672 and $1.69856780 in cash.  Each issued and outstanding share of Amplitude Series D Preferred Stock was converted into the right to receive shares of Critical Path common stock at an exchange ratio of 0.17767224 and $1.69856780 in cash.  Critical Path assumed 3,203,534 outstanding options to acquire Amplitude common stock as options to acquire
Critical Path common stock, on the same terms as the original option, adjusted to reflect the Option exchange ratio of 0.182353049339.  Critical Path issued
4,107,310 shares of Critical Path common stock in the merger and, in addition, assumed options that can be exercised for approximately 584,174 shares of
Critical Path common stock.

     The exchange ratios were determined through negotiations between the managements of Critical Path and Amplitude, and were approved by their respective boards of directors on June 22, 1999. Amplitude shareholders approved the Merger through written consents to action in lieu of a stockholder meeting dated as of August 27, 1999.

Item 7.  Financial Statements and Exhibits
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         (a)  Financial Statements

         The financial statements are unavailable as of the date of this filing.
         Such information will be filed on or before the sixtieth day following the filing date of this Current Report on Form 8-K.

         (b)  Pro Forma Financial Information

         The pro forma financial information is unavailable as of the date of this filing. Such information will be filed on or before the sixtieth day following the filing date of this Current Report on Form 8-K.

         (c)  Exhibits

              2.1 Agreement and Plan of Reorganization, dated June 22, 1999, among Critical Path Inc., Amplitude Software Corp. and Apollo
                   Acquisition Corp.

              99.1 Press Release by Critical Path, Inc., dated August 31, 1999, announcing completion of the acquisition.
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  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 13, 1999  CRITICAL PATH, INC.

                            /s/ David A. Thatcher
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                            David A. Thatcher
                            Executive Vice President and Chief Financial Officer
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                              CRITICAL PATH, INC.

                           EXHIBIT INDEX TO FORM 8-K
                             Dated August 31, 1999

Exhibit

2.1   Agreement and Plan of Reorganization, dated June 22, 1999, among Critical
      Path Inc., Amplitude Software Corp. and Apollo Acquisition Corp.

99.1 Press Release by Critical Path, Inc., dated August 31, 1999, announcing completion of the acquisition.